EXHIBIT 99.1

CRH Medical Corporation Announces Majority Acquisition of Middle Arkansas Sedation Associates, LLC

VANCOUVER, BC, April 1, 2021 /CNW/ - CRH Medical Corporation ("CRH", or the "Company") (TSX: CRH) (NYSE MKT: CRHM) announces that it completed an accretive transaction whereby the Company has acquired a 51% interest in Middle Arkansas Sedation Associates, LLC ("MASA"), a gastroenterology anesthesia practice located in Little Rock, Arkansas.

MASA represents the Company's 33rd acquisition, and provides anesthesia services to a single ambulatory surgery center. The transaction was financed through a combination of CRH's credit facility and cash on hand.

Financial Highlights:

  Estimated annual revenue of US $1.4 million
  Operating EBITDA margin of approximately 50%
  Cash flow accretive

Dr. Tushar Ramani, Chief Executive Officer of CRH, commented on the transaction, "We are delighted to have completed this acquisition, which represents our initial expansion into Arkansas. This acquisition is yet another validation of our partnership model, and one that is aligned with our shareholder objective to continue to expand our scale."

Jay Kreger, President of CRH Anesthesia, added, "This is our third transaction of 2021, and we now serve 72 ambulatory surgery centers across 15 states. We are thrilled to partner with MASA in order to provide exceptional anesthesia services to their patients. We expect to remain active as we look to execute upon additional de novo and acquisition opportunities in order to continue to strengthen our anesthesia footprint."

About CRH Medical Corporation:

CRH Medical Corporation is a North American company focused on providing gastroenterologists throughout the United States with innovative services and products for the treatment of gastrointestinal diseases. In 2014, CRH became a full-service gastroenterology anesthesia company that provides anesthesia services for patients undergoing endoscopic procedures in ambulatory surgical centers. To date, CRH has completed 33 anesthesia acquisitions, and now serves 72 ambulatory surgical centers in 15 states. In addition, CRH owns the CRH O'Regan System, a single-use, disposable, hemorrhoid banding technology that is safe and highly effective in treating all grades of hemorrhoids. CRH distributes the O'Regan System, treatment protocols, operational and marketing expertise as a complete, turnkey package directly to gastroenterology practices, creating meaningful relationships with the gastroenterologists it serves. CRH's O'Regan System is currently used in all 48 lower US states.

Cautionary Note Regarding Forward-Looking Statements

Certain statements and information included or incorporated by reference in this document may constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws (collectively, "forward-looking statements"). Forward looking statements include statements regarding the expected benefits of the Company's recently completed acquisition, as well as all other statements that are not statements of historical fact. Forward-looking statements are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "plan," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

Forward-looking statements reflect current expectations of management regarding future events and performance as of the date of this document and involve known and unknown risks, uncertainties and other factors which may cause our actual results to be materially different those expressed or implied by any forward-looking statements. These forward-looking statements should not be read as guarantees of future results, and there can be no assurance that the results expressed or implied by any forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from the results discussed in forward-looking statements include: (i) the risk that the Company may be unable to achieve anticipated synergies relating to the acquisition, or that such acquisition could result in unforeseen operating difficulties and expenditures, or require significant management resources and significant charges; (ii) the possibility that the Company will be unable to retain key personnel; (iii) the risk that customers may terminate or choose not to renew their agreements with us, that we are unable to maintain or increase anesthesia procedure volumes or that there are changes to payment rates or methods of third-party payors;  (iv) the risk of other disruption from the acquisition, including potential adverse reactions or changes to business relationships with customers, employees, suppliers or regulators, making it more difficult to maintain business and operational relationships; (v) risks and uncertainties relating to the pending transaction between the Company and WELL Health Technologies Corp., including those relating to the parties' ability to consummate the proposed transaction in the time period expected or at all, and the parties' ability to achieve the anticipated benefits of such transaction; (vi) uncertainties related to developments in the COVID-19 pandemic and its impact on the Company's operations; and (vii) uncertainties related to general economic, financial, regulatory and political conditions, as well as potential changes in law and regulatory interpretations.

Additional factors that could cause actual results to differ materially from expectations include, without limitation, the risks identified by the Company in its most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which are available on EDGAR at www.sec.gov/edgar.shtml or on the Company's website at www.crhmedcorp.com  The Company disclaims any intent or obligations to update or revise publicly any forward-looking statements whether as a result of new information, estimates or options, future events or results or otherwise, unless required to do so by law.

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SOURCE CRH Medical Corporation

View original content: http://www.newswire.ca/en/releases/archive/April2021/01/c3085.html

%CIK: 0001461119

For further information: Constantine Davides, CFA, 339-970-2846, constantine.davides@westwicke.com, http://investors.crhsystem.com/

CO: CRH Medical Corporation

CNW 08:00e 01-APR-21